Exhibit 99.1

AdvanSource Biomaterials Corporation Announces Completion of the Sale of Substantially All of its Assets to a Subsidiary of Mitsubishi Chemical America

WILMINGTON, Mass, Feb. 03, 2020 (GLOBE NEWSWIRE) --  AdvanSource Biomaterials Corporation (OTC: ASNB) (“AdvanSource” or the “Company”), a materials technology company specializing in medical grade polymers for long and short term applications, announced today that on Friday, January 31, 2020, substantially all of its assets were sold to Mitsubishi Chemical Performance Polymers, Inc. (“Mitsubishi Chemical Performance Polymers” or “MCPP”).  As previously announced, AdvanSource entered into an Asset Purchase Agreement with MCPP, a subsidiary of Mitsubishi Chemical America, Inc. and its shareholder, Mitsubishi Chemical Corporation, to sell substantially all of its assets to Mitsubishi Chemical Performance Polymers for a price of $7.25 million in cash (the “Transaction”).

“The successful completion of this transaction offers our shareholders a meaningful premium,” said Michael Adams, CEO of AdvanSource. “We anticipate issuing a shareholder dividend in the near future.”

The description of the Transaction contained herein is only a summary and is qualified in its entirety by reference to the Asset Purchase Agreement relating to the Transaction, a copy of which was filed by AdvanSource with the Securities and Exchange Commission (the "SEC") as an exhibit to a Current Report on Form 8-K filed on December 2, 2019.

About AdvanSource

AdvanSource develops advanced polymer materials which provide critical characteristics in the design and development of medical devices. Its biomaterials are used in devices that are designed for treating a broad range of anatomical sites and disease states. Its business model leverages proprietary materials science technology and manufacturing expertise in order to expand product sales and royalty and license fee income.

AdvanSource’s technology, notably products such as ChronoFlex®, HydroMed™, and HydroThane™, have been developed to overcome a wide range of design and functional challenges, such as the need for dimensional stability, ease of manufacture and demanding physical properties to overcoming environmental stress cracking and providing heightened lubricity for ease of insertion. AdvanSource’s new product extensions customize proprietary polymers for specific customer applications in a wide range of device categories.

About Mitsubishi Chemical Performance Polymers

Mitsubishi Chemical Performance Polymers, Inc. is a specialty chemical company and direct subsidiary of Mitsubishi Chemical America, Inc., the regional headquarters in North America of Mitsubishi Chemical Corporation. The Mitsubishi Chemical group of companies operates over 350 affiliates in more than 30 countries, with annual revenue in excess of $24 billion. Leveraging its affiliates’ manufacturing capabilities and expertise in R&D, sales, and marketing, MCPP seeks to innovate in compounding polymerization and polymer modification technologies for the 21st century, with a view towards sustainability practices in a circular economy.

MCPP operates facilities in Bellevue, Ohio, Warren, Michigan, Greer, South Carolina, and Brazil. MCPP’s product portfolio includes: Tefabloc™, Thermorun™, Trexprene™ and Zelas™ thermoplastic elastomers; Modic™ functional polyolefins; Linklon™ cross-linked polyolefins; Olefista™ non-halogenated fire retardant polyolefins; Marfyflo™, Sunprene™, and Vinika™ polyvinylchloride elastomers; and BIOPBS™, DURABIO™, and Forzeas™ bio-sustainable thermoplastic resins.

MCPP’s products and expertise are used in a wide variety of specialized commercial applications in the packaging, construction, wire & cable, consumer, medical, 3d printing, and automotive industries.

Advisor and Counsel

In connection with this transaction, Mirus Securities is acting as financial advisor and Ellenoff Grossman & Schole LLP is acting as legal advisor to AdvanSource. Winston & Strawn LLP is acting as legal advisor to Mitsubishi Chemical Performance Polymers.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this release are or may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events.  Words such as "believe," "expect," "anticipate," "project," "target," "optimistic," "intend," "aim," "will", "may" and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Transaction include, but are not limited to: (i) statements about the benefits of the Transaction; (ii) Mitsubishi Chemical Performance Polymers’ plans, objectives, expectations and intentions; and (iii) the expected timing of a post-closing dividend.  Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties, many of which are beyond AdvanSource’s control.  Actual results could differ materially if not substantially from those described in the forward-looking statements.

Important risks and other factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the Transaction, such risks and uncertainties include, among many others: (i) the risk that the benefits to AdvanSource and its stockholders anticipated from Transaction may not be fully realized or may take longer to realize than expected; (ii) the outcome of any legal proceedings related to the Transaction; or (iii) any of the factors in detailed in the "Risk Factors" section of AdvanSource's filings with the SEC.

The foregoing listing of risks is not exhaustive.  These risks, as well as other risks associated with the Transaction, are more fully discussed in AdvanSource's definitive proxy statement in connection with the transaction, which was filed with the SEC on December 31, 2019 (the “Proxy Statement”). Additional risks and uncertainties are identified and discussed in AdvanSource’s reports filed or to be filed with the SEC, including its Form 10-K, as amended, for the fiscal year ended December 31, 2018, and the Proxy Statement, and are available at the SEC's website at http://www.sec.gov. Forward-looking statements included in this press release speak only as of the date of this press release.  AdvanSource undertakes and assumes no obligation, and does not intend, to update AdvanSource's forward-looking statements, except as required by law.

Contacts

AdvanSource Biomaterials Corporation
Michael F. Adams
President and Chief Executive Officer
978-657-0075
Ext 156

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